AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 28, 2001
                        REGISTRATION NO. 333-____________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           _________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            _________________________

                                TECHNITROL, INC.

             (Exact name of registrant as specified in its charter)

        Pennsylvania                                          23-1292472
-------------------------------                      ---------------------------
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                         Identification Number)



                              1210 NORTHBROOK DRIVE
                                    SUITE 385
                                TREVOSE, PA 19053
                                 (215) 355-2900
                        (Address, including zip code, and
                    telephone number, including area code, of
                    registrant's principal executive offices)

                     TECHNITROL, INC. 2001 STOCK OPTION PLAN

                            (Full title of each Plan)

                                  DREW A. MOYER
                       CORPORATE CONTROLLER AND SECRETARY
                              1210 NORTHBROOK DRIVE
                                    SUITE 385
                                TREVOSE, PA 19053
                                 (215) 355-2900
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                            _________________________

                               ERIC D. SCHOENBORN
                      STRADLEY, RONON, STEVENS & YOUNG, LLP
                          WOODLAND FALLS CORPORATE PARK
                         210 LAKE DRIVE EAST, SUITE 102
                          CHERRY HILL, NEW JERSEY 08002

                            _________________________



----------------------------------------------------------------------------------------------------------------------
                                                    CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
                                           AMOUNT TO BE      PROPOSED MAXIMUM       PROPOSED MAXIMUM      AMOUNT OF
 TITLE OF SECURITIES TO BE REGISTERED     REGISTERED(1)     OFFERING PRICE PER     AGGREGATE OFFERING   REGISTRATION
                                                                   SHARE                PRICE (3)            FEE
----------------------------------------------------------------------------------------------------------------------

Common Stock, $.125 par value per share      1,000,000             $21.06  (2)      $21,060,000      $5,265
                                              shares
----------------------------------------------------------------------------------------------------------------------

(1) Such additional, indeterminable number of shares that may be issuable by reason of the anti-dilution provisions of the Technitrol, Inc. 2001 Stock Option Plan ( "Plan") is hereby registered.

(2) Pursuant to Rule 457(h)(1) and (c), the average of the high and low prices per share of Common Stock reported on the New York Stock Exchange on June 26, 2001 has been used to determine the registration fee.

(3)  Estimated solely for the purpose of determining the registration fee.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

     As used in this Registration Statement, unless the context otherwise requires, the terms "Technitrol" and the "Company" mean Technitrol, Inc. and its subsidiaries and the term "Plan" shall mean the Technitrol, Inc. 2001 Stock Option Plan.

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

     The following documents, previously filed by the Company with the U.S. Securities and Exchange Commission ("COMMISSION") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 ACT"), are hereby incorporated by reference in this Registration Statement, except as superseded or modified herein:

     (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2000;

     (b) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal covered by the Annual Report referred to in (a) above; and

     (c) the description of the Company's common stock, par value $.125 per share ("COMMON STOCK"), contained in the Company's Registration Statement on Form 8-A/A dated July 5, 2000, including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
         -------------------------

     Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

     Not Applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

     The Pennsylvania Business Corporation Law generally provides that a company shall have the power to indemnify its officers, directors and other parties acting on behalf of the company if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of the company, and, with respect to any criminal action or proceeding, the indemnified party had no reasonable cause to believe his conduct was unlawful. Sections 1 and 2 of Article VII of the Company's Bylaws provide for mandatory indemnification in such circumstances. Under Section 3 of Article VII, an independent determination of disinterested directors, legal counsel or shareholders of the Company will determine whether the person is entitled to indemnification under Sections 1 and 2. In addition, Section 5 of Article VII of the Bylaws provides for advancement of expenses in advance of the final disposition of any action, suit or proceeding upon receipt of an undertaking, by or on behalf of the person who may be entitled to indemnification under Sections 1, 2 and 4 of Article VII, to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company.

     The Pennsylvania Business Corporation Law also permits a corporation to include in its bylaws, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law; provided; however, indemnification shall not be permitted in any case where the act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Section 4 of Article VII of the Company's Bylaws generally provides for mandatory indemnification of officers and directors acting on behalf of the Company, except that indemnification shall not be permitted in any case where the act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Indemnification under Section 4 will be provided without the independent determination required by Section 3 as described above.

     In addition, the Company maintains directors and officers insurance under which its directors and officers are insured against certain liabilities that may be incurred by them in their capacities as such.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

     Not applicable.


Item 8.  Exhibits.
         --------

     (a)  Exhibits:

          4.1  Technitrol, Inc. 2001 Stock Option Plan.

          5.1  Opinion of Counsel as to legality of Securities being registered.

          23.1 Consent of Counsel (contained in Exhibit 5.1).

          23.2 Consent of Certified Public Accountants.

          24.1 Power of Attorney (included in signature page on page II-4 herein).

Item 9.  Undertakings.
         ------------

     (a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended ("1933 ACT");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, That paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the

Commission by the registrant pursuant to section 13 or section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant Technitrol, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Trevose, Pennsylvania, on June 28, 2001.

                             TECHNITROL, INC.

                             By: /s/ James M. Papada, III
                                 ------------------------------------------
                                 James M. Papada, III,
                                 Chairman, President and Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below constitutes and appoints Drew A. Moyer and James M. Papada, III, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Name                                   Title                       Date
----                                   -----                       ----

/s/ James M. Papada, III      Chairman, President and              June 28, 2001
---------------------------   Chief Executive Officer
James M. Papada, III          (Principal Executive Officer)

/s/ Albert Thorp, III         Vice President - Finance             June 28, 2001
---------------------------   and Chief Financial Officer
Albert Thorp, III             (Principal Financial Officer)

/s/ Drew A. Moyer             Corporate Controller and             June 28, 2001
---------------------------   Secretary
Drew A. Moyer                 (Principal Accounting Officer)


/s/ David H. Hofmann          Director                             June 28, 2001
---------------------------
David H. Hofmann


/s/ J. Barton Harrison        Director                             June 28, 2001
---------------------------
J. Barton Harrison


/s/ Graham Humes              Director                             June 28, 2001
---------------------------
Graham Humes


/s/ Edward M. Mazze           Director                             June 28, 2001
---------------------------
Edward M. Mazze


/s/ Stanley E. Basara         Director                             June 28, 2001
---------------------------
Stanley E. Basara


/s/ John E. Burrows, Jr.      Director                             June 28, 2001
---------------------------
John E. Burrows, Jr.


/s/ Rajiv L. Gupta            Director                             June 28, 2001
---------------------------
Rajiv L. Gupta

                                  EXHIBIT INDEX



             Exhibit #        Description
             ---------        -----------

               4.1            Technitrol, Inc. 2001 Stock Option Plan

               5.1 Opinion of Counsel as to legality of Securities Being Registered

               23.1           Consent of Counsel (contained in Exhibit 5.1)

               23.2           Consent of Certified Public Accountants

               24.1 Power of Attorney (included in signature page on page II-4 herein).